EXHIBIT 10.15
Q2-4 2005 Management Incentive Compensation Plan
Incentive compensation bonus is based on achievement of quarterly EBIDTA targets (inclusive of management bonuses). Target for Q2 includes allowance for expense addbacks (as defined in the Ableco Loan Agreement).
A. Eligible Participants & Bonus Percentage Amounts:

Roger DiPiano	(20% of annualized base salary)
David Green	(20% of annualized base salary)
Lori Stanley	(10% of annualized base salary)
B. Quarterly EBIDTA Targets

2nd	$210K
3rd	$300K
4th	$300K
C. Payment Schedule
If EBIDTA is:
o	less than Quarterly EBIDTA Target, no bonus earned;

o	at or above the Quarterly EBIDTA Target, full bonus is earned ($20.6K baseline);

o	if the Quarterly EBIDTA Target is exceeded by at least 10%, the Company will contribute 20% of the amount over the Quarterly EBIDTA target to a bonus pool for distribution to the eligible participants.

o	Bonuses are payable on a quarterly basis as follows:
•	on the payroll immediately following the filing of the Company’s 10-Q for second and third quarter; and

•	by February 15th of the following year for the fourth quarter